Exhibit 99.1
NEWS RELEASE

FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2016 SECOND-QUARTER RESULTS
CHICAGO, IL, July 21, 2016 - GATX Corporation (NYSE:GATX) today reported 2016 second quarter net income of $61.2 million or $1.49 per diluted share, compared to net income of $45.4 million or $1.03 per diluted share in the second quarter of 2015. Net income for the first six months of 2016 was $130.5 million or $3.15 per diluted share, compared to $107.6 million or $2.42 per diluted share in the prior year period. The 2016 results include a second quarter net gain of approximately $0.2 million, with no effect on per diluted share income, and a year-to-date net gain of approximately $1.7 million, or $0.04 per diluted share, associated with the planned exit of the majority of Portfolio Management’s marine investments.
“Despite continued deterioration of conditions in the railcar leasing market, GATX produced excellent financial results in the second quarter,” said Brian A. Kenney, president and chief executive officer at GATX. “The combination of productivity improvements in our maintenance network, tight management of SG&A, higher than anticipated railcar scrap prices, and continued low interest rates more than offset the market pressure on lease revenue during the quarter. However, revenue pressure is increasing as the year progresses due to the growing oversupply of railcars, fewer car loadings, and improved railroad velocity. Thus, the renewal lease rate change of GATX’s Lease Price Index decreased by 25.4% during the quarter, the average renewal term was 34 months, and the renewal success rate was 62.6%. While lease rate pressure is most significant in cars serving the energy markets, the majority of car types across our fleet and the industry are experiencing various levels of lease rate pressure. Fleet utilization for Rail North America was 98.1% at the end of the quarter with the quarter-over-quarter decline predominantly driven by coal cars.
“Our strategy in this environment remains unchanged: continue to compete aggressively on lease rates to protect utilization and reduce the length of lease term where possible.
“GATX Rail Europe continues to experience stable demand for existing tank cars. At American Steamship Company, 11 vessels continued to sail as favorable operating conditions helped to offset soft demand for iron ore on the Great Lakes. In the Portfolio Management segment, remarketing income during the quarter was approximately $20 million higher than originally anticipated on a pre-tax basis, or approximately $0.30 per diluted share.”
Mr. Kenney concluded, “Incorporating the higher than anticipated remarketing income in the second quarter in our Portfolio Management segment as noted above, we are increasing our 2016 full-year expectations to a range $5.55 to $5.75 per diluted share.”

RAIL NORTH AMERICA
Rail North America reported segment profit of $76.8 million in the second quarter of 2016, compared to $84.9 million in the second quarter of 2015. Year-to-date, Rail North America reported segment profit of $185.5 million, compared to $190.7 million in the same period of 2015. While railcars were on lease at higher average rates, lower gains on asset dispositions contributed to the year-over-year variance in segment profit.
At June 30, 2016, Rail North America’s wholly owned fleet comprised approximately 124,000 railcars, including approximately 18,200 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.
Fleet utilization was 98.1% at the end of the second quarter, compared to 98.9% at the end of the prior quarter and 99.3% at the end of the second quarter of 2015. During the second quarter of 2016, the GATX Lease Price Index (LPI), a weighted-average lease renewal rate for a group of railcars representative of Rail North America’s fleet, decreased 25.4% over the weighted-average expiring lease rate. This compares to a 6.4% increase in the prior quarter and a 36.3% increase in the second quarter of 2015. The average lease renewal term for cars included in the LPI during the second quarter was 34 months, compared to 34 months in the prior quarter and 54 months in the second quarter of 2015. Rail North America’s investment volume during the second quarter was $145.4 million.
Additional fleet statistics, including information about the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.
RAIL INTERNATIONAL
Rail International’s segment profit was $13.0 million in the second quarter of 2016, compared to $19.1 million in the second quarter of 2015. Rail International reported segment profit of $25.6 million year-to-date 2016, compared to $40.9 million for the same period of 2015. While more railcars were on lease, higher maintenance expenses and lower gains on asset dispositions negatively impacted segment profit in comparison to the prior year’s quarter and year-to-date results.
At June 30, 2016, GATX Rail Europe’s (GRE) fleet consisted of approximately 23,000 cars and utilization was 94.8%, compared to 95.1% at the end of the prior quarter and 95.5% at the end of the second quarter of 2015. Additional fleet statistics for GRE are provided on the last page of this press release.
AMERICAN STEAMSHIP COMPANY
American Steamship Company (ASC) reported segment profit of $4.2 million in the second quarter of 2016, compared to a segment profit of $2.9 million in the second quarter of 2015. Segment profit year-to-date 2016 was $5.1 million, compared to $2.5 million year-to-date 2015. ASC carried 9.5 million net tons of cargo through the second quarter of 2016, compared to 9.2 million net tons in the prior year period. The improvement in segment profit was primarily driven by lower operating costs due to fewer vessels in operation.
PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $36.5 million in the second quarter of 2016, compared to $10.3 million in the second quarter of 2015. Segment profit year-to-date 2016 was $55.1 million, compared to $26.2 million year-to-date 2015. The improvement in segment profit was predominantly driven by residual sharing fees from the managed portfolio.

Second quarter 2016 segment profit includes a net pre-tax gain of approximately $0.3 million, and year-to-date net pre-tax gain of approximately $2.7 million associated with the planned exit of the majority of the marine investments.
COMPANY DESCRIPTION
GATX Corporation (NYSE:GATX) strives to be recognized as the finest railcar leasing company in the world by its customers, its shareholders, its employees and the communities where it operates. As the largest global railcar lessor, GATX has been providing quality railcars and services to its customers for more than 117 years. GATX has been headquartered in Chicago, Illinois, since its founding in 1898. For more information, please visit the Company’s website at www.gatx.com.
TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2016 second-quarter results. Call details are as follows:
Thursday, July 21st
11:00 A.M. Eastern Time
Domestic Dial-In: 1-888-500-6974
International Dial-In: 1-719-325-2100
Replay: 1-888-203-1112 or 1-719-457-0820 /Access Code: 9450036

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.
FORWARD-LOOKING STATEMENTS
Forward-looking statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements that reflect our current views with respect to, among other things, future events, financial performance and market conditions. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Specific risks and uncertainties include, but are not limited to, (1) inability to maintain our assets on lease at satisfactory rates; (2) weak economic conditions, financial market volatility, and other factors that may decrease demand for our assets and services; (3) decreased demand for portions of our railcar fleet due to adverse changes in commodity prices, including, but not limited to, sustained low crude oil prices; (4) events having an adverse impact on assets, customers, or regions where we have a large investment; (5) operational disruption and increased costs associated with increased railcar assignments following non-renewal of leases, compliance maintenance programs, and other maintenance initiatives; (6) financial and operational risks associated with long-term railcar purchase commitments; (7) reduced opportunities to generate asset remarketing income; (8) changes in railroad efficiency that could decrease demand for railcars; (9) operational and financial risks related to our affiliate investments, including the RRPF affiliates; (10) fluctuations in foreign exchange rates; (11) failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees; (12) the impact of new regulatory requirements for tank cars carrying crude, ethanol, and other flammable liquids; (13) deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs; (14) asset impairment charges we may be required to recognize; (15) competitive factors in our primary markets; (16) risks related to international operations and expansion into new geographic markets; (17) exposure to damages, fines, and civil and criminal penalties arising from a negative outcome in our pending or threatened litigation; (18) changes in or failure to comply with laws, rules, and regulations; (19) inability to obtain cost-effective insurance; (20) environmental remediation costs; (21) inadequate allowances to cover credit losses in our portfolio; and (22) other risks discussed in our filings with the US

Securities and Exchange Commission (SEC), including our Form 10-K for the year ended December 31, 2015, and our subsequently filed Form 10-Q reports, all of which are available on the SEC’s website (www.sec.gov).
Investors should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. The Company undertakes no obligation to publicly update or revise these forward-looking statements.
FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Christopher LaHurd
312-621-6228
christopher.lahurd@gatx.com

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

(7/21/16)
--Tabular Follows--

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended June 30		Six Months Ended June 30

	2016	2015	2016	2015
Revenues
Lease revenue	$281.2	$280.6	$565.7	$558.9
Marine operating revenue	57.3	66.0	77.6	90.2
Other revenue	20.4	18.7	50.0	35.9
Total Revenues	358.9	365.3	693.3	685.0
Expenses
Maintenance expense	86.5	80.2	165.0	158.5
Marine operating expense	37.4	47.3	49.7	66.2
Depreciation expense	75.8	74.4	145.1	142.9
Operating lease expense	18.5	22.4	35.3	43.1
Other operating expense	14.8	7.8	23.6	15.1
Selling, general and administrative expense	40.9	44.6	79.7	90.3
Total Expenses	273.9	276.7	498.4	516.1
Other Income (Expense)
Net gain on asset dispositions	36.9	8.7	60.1	54.0
Interest expense, net	(36.5)	(38.5)	(73.7)	(79.4)
Other expense	(3.9)	(1.6)	(7.2)	(5.6)
Income before Income Taxes and Share of Affiliates’ Earnings	81.5	57.2	174.1	137.9
Income Taxes	(26.7)	(20.8)	(57.5)	(47.8)
Share of Affiliates’ Earnings (net of tax)	6.4	9.0	13.9	17.5
Net Income	$61.2	$45.4	$130.5	$107.6

Share Data
Basic earnings per share	$1.51	$1.04	$3.18	$2.46
Average number of common shares	40.6	43.5	41.1	43.8
Diluted earnings per share	$1.49	$1.03	$3.15	$2.42
Average number of common shares and common share equivalents	41.1	44.2	41.5	44.5
Dividends declared per common share	$0.40	$0.38	$0.80	$0.76

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	June 30	December 31
	2016	2015
Assets
Cash and Cash Equivalents	$177.6	$202.4
Restricted Cash	11.9	17.3
Receivables
Rent and other receivables	105.5	69.4
Loans	7.2	8.8
Finance leases	161.4	167.6
Less: allowance for losses	(14.2)	(10.3)
	259.9	235.5

Operating Assets and Facilities	8,508.5	8,204.0
Less: allowance for depreciation	(2,580.3)	(2,505.6)
	5,928.2	5,698.4

Investments in Affiliated Companies	361.1	348.5
Goodwill	81.0	79.7
Other Assets	270.9	312.4
Total Assets	$7,090.6	$6,894.2
Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$152.2	$170.9
Debt
Commercial paper and borrowings under bank credit facilities	28.5	7.4
Recourse	4,298.8	4,171.5
Nonrecourse	2.3	6.9
Capital lease obligations	16.6	18.4
	4,346.2	4,204.2

Deferred Income Taxes	1,067.9	1,018.3
Other Liabilities	215.8	220.6
Total Liabilities	5,782.1	5,614.0
Total Shareholders’ Equity	1,308.5	1,280.2
Total Liabilities and Shareholders’ Equity	$7,090.6	$6,894.2

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2016
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$233.4	$45.3	$1.1	$1.4	$—	$281.2
Marine operating revenue	—	—	46.4	10.9	—	57.3
Other revenue	18.4	1.6	—	0.4	—	20.4
Total Revenues	251.8	46.9	47.5	12.7	—	358.9
Expenses
Maintenance expense	67.6	12.9	6.0	—	—	86.5
Marine operating expense	—	—	29.6	7.8	—	37.4
Depreciation expense	58.1	11.5	4.4	1.8	—	75.8
Operating lease expense	16.6	—	2.0	—	(0.1)	18.5
Other operating expense	9.5	1.2	—	4.1	—	14.8
Total Expenses	151.8	25.6	42.0	13.7	(0.1)	233.0
Other Income (Expense)
Net gain on asset dispositions	4.7	0.3	—	31.9	—	36.9
Interest expense, net	(26.9)	(7.3)	(1.1)	(2.1)	0.9	(36.5)
Other expense	(1.1)	(1.3)	(0.2)	—	(1.3)	(3.9)
Share of affiliates’ earnings (pretax)	0.1	—	—	7.7	—	7.8
Segment Profit (Loss)	$76.8	$13.0	$4.2	$36.5	$(0.3)	$130.2
Selling, general and administrative expense						40.9
Income taxes (includes $1.4 related to affiliates’ earnings)						28.1
Net Income						$61.2
Selected Data:
Investment Volume	$145.4	$30.4	$4.4	$—	$1.8	$182.0
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$3.0	$—	$—	$2.1	$—	$5.1
Residual sharing income	0.1	—	—	31.6	—	31.7
Non-remarketing disposition gains (1)	1.6	0.3	—	—	—	1.9
Asset impairment	—	—	—	(1.8)	—	(1.8)
Total Net Gain on Asset Dispositions	$4.7	$0.3	$—	$31.9	$—	$36.9

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2015
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$230.9	$42.4	$1.0	$6.3	$—	$280.6
Marine operating revenue	—	—	51.0	15.0	—	66.0
Other revenue	16.8	1.7	—	0.2	—	18.7
Total Revenues	247.7	44.1	52.0	21.5	—	365.3
Expenses
Maintenance expense	63.8	9.4	7.0	—	—	80.2
Marine operating expense	—	—	34.1	13.2	—	47.3
Depreciation expense	53.3	10.8	4.9	5.4	—	74.4
Operating lease expense	20.7	0.1	1.7	—	(0.1)	22.4
Other operating expense	5.8	1.5	—	0.5	—	7.8
Total Expenses	143.6	21.8	47.7	19.1	(0.1)	232.1
Other Income (Expense)
Net gain on asset dispositions	6.1	1.1	—	1.5	—	8.7
Interest expense, net	(24.6)	(3.0)	(1.3)	(5.6)	(4.0)	(38.5)
Other (expense) income	(0.8)	(1.2)	(0.1)	—	0.5	(1.6)
Share of affiliates’ earnings (pretax)	0.1	(0.1)	—	12.0	—	12.0
Segment Profit (Loss)	$84.9	$19.1	$2.9	$10.3	$(3.4)	$113.8
Selling, general and administrative expense						44.6
Income taxes (includes $3.0 related to affiliates’ earnings)						23.8
Net Income						$45.4
Selected Data:
Investment Volume	$135.2	$27.8	$10.2	$0.3	$1.8	$175.3
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$5.0	$—	$—	$0.1	$—	$5.1
Residual sharing income	0.2	—	—	1.4	—	1.6
Non-remarketing disposition gains (1)	0.9	1.1	—	—	—	2.0
Asset impairment	—	—	—	—	—	—
Total Net Gain on Asset Dispositions	$6.1	$1.1	$—	$1.5	$—	$8.7

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2016
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$470.0	$90.2	$2.1	$3.4	$—	$565.7
Marine operating revenue	—	—	50.5	27.1	—	77.6
Other revenue	46.2	3.2	—	0.6	—	50.0
Total Revenues	516.2	93.4	52.6	31.1	—	693.3
Expenses
Maintenance expense	133.4	25.4	6.2	—	—	165.0
Marine operating expense	—	—	32.5	17.2	—	49.7
Depreciation expense	114.6	22.6	4.4	3.5	—	145.1
Operating lease expense	33.4	—	2.0	—	(0.1)	35.3
Other operating expense	16.4	2.6	—	4.6	—	23.6
Total Expenses	297.8	50.6	45.1	25.3	(0.1)	418.7
Other Income (Expense)
Net gain on asset dispositions	23.3	1.0	—	35.8	—	60.1
Interest expense, net	(54.1)	(14.6)	(2.2)	(4.3)	1.5	(73.7)
Other expense	(2.4)	(3.5)	(0.2)	—	(1.1)	(7.2)
Share of affiliates’ earnings (pretax)	0.3	(0.1)	—	17.8	—	18.0
Segment Profit	$185.5	$25.6	$5.1	$55.1	$0.5	$271.8
Selling, general and administrative expense						79.7
Income taxes (includes $4.1 related to affiliates’ earnings)						61.6
Net Income						$130.5
Selected Data:
Investment Volume	$258.3	$52.4	$9.1	$—	$2.4	$322.2
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$20.6	$—	$—	$4.5	$—	$25.1
Residual sharing income	0.4	—	—	33.1	—	33.5
Non-remarketing disposition gains (1)	2.3	1.0	—	—	—	3.3
Asset impairment	—	—	—	(1.8)	—	(1.8)
Total Net Gain on Asset Dispositions	$23.3	$1.0	$—	$35.8	$—	$60.1

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2015
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$459.4	$84.5	$2.0	$13.0	$—	$558.9
Marine operating revenue	—	—	58.0	32.2	—	90.2
Other revenue	31.5	3.6	—	0.8	—	35.9
Total Revenues	490.9	88.1	60.0	46.0	—	685.0
Expenses
Maintenance expense	133.0	18.3	7.2	—	—	158.5
Marine operating expense	—	—	41.0	25.2	—	66.2
Depreciation expense	105.6	21.5	4.9	10.9	—	142.9
Operating lease expense	41.4	0.1	1.7	—	(0.1)	43.1
Other operating expense	11.3	2.4	—	1.4	—	15.1
Total Expenses	291.3	42.3	54.8	37.5	(0.1)	425.8
Other Income (Expense)
Net gain on asset dispositions	42.9	6.0	—	5.1	—	54.0
Interest expense, net	(49.1)	(9.5)	(2.6)	(10.8)	(7.4)	(79.4)
Other expense	(3.0)	(1.2)	(0.1)	—	(1.3)	(5.6)
Share of affiliates’ earnings (pretax)	0.3	(0.2)	—	23.4	—	23.5
Segment Profit (Loss)	$190.7	$40.9	$2.5	$26.2	$(8.6)	$251.7
Selling, general and administrative expense						90.3
Income taxes (includes $6.0 related to affiliates’ earnings)						53.8
Net Income						$107.6
Selected Data:
Investment Volume	$265.0	$69.2	$19.5	$0.3	$2.2	$356.2
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$40.9	$—	$—	$2.1	$—	$43.0
Residual sharing income	0.4	—	—	3.0	—	3.4
Non-remarketing disposition gains (1)	1.6	6.1	—	—	—	7.7
Asset impairment	—	(0.1)	—	—	—	(0.1)
Total Net Gain on Asset Dispositions	$42.9	$6.0	$—	$5.1	$—	$54.0

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income*

	Three Months Ended June 30		Six Months Ended June 30
	2016	2015	2016	2015
Net income (GAAP)	$61.2	$45.4	$130.5	$107.6

Adjustments attributable to consolidated income, pretax:
Gain on wholly owned Portfolio Management marine investments	(0.3)	—	(2.7)	—
Total adjustments attributable to consolidated income, pretax	$(0.3)	$—	$(2.7)	$—
Income taxes, thereon	$0.1	$—	$1.0	$—

Net income, excluding tax adjustments and other items (non-GAAP)	$61.0	$45.4	$128.8	$107.6

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share*

	Three Months Ended June 30		Six Months Ended June 30
	2016	2015	2016	2015
Diluted earnings per share (GAAP)	$1.49	$1.03	$3.15	$2.42
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$1.49	$1.03	$3.11	$2.42

Impact of Tax Adjustments and Other Items on Return on Equity*

	Three Months Ended June 30		Six Months Ended June 30
	2016	2015	2016	2015
Return on Equity (GAAP)	4.7%	3.5%	10.1%	8.3%
Return on Equity, excluding tax adjustments and other items (non-GAAP)	4.7%	3.5%	10.0%	8.3%

(*) In addition to financial results reported in accordance with GAAP, we provide certain non-GAAP financial information. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income, diluted earnings per share, and return on equity because we believe these items are not attributable to our business operations. Management utilizes this information when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)
(Continued)

	6/30/2015	9/30/2015	12/31/2015	3/31/2016	6/30/2016
Assets by Segment, as adjusted (non-GAAP)*
Rail North America	$5,081.1	$5,076.6	$5,082.4	$5,173.3	$5,235.7
Rail International	1,075.2	1,101.2	1,089.2	1,150.9	1,127.2
ASC	317.0	304.9	291.4	285.5	301.9
Portfolio Management	793.4	730.7	626.9	597.3	608.3
Other	67.4	78.9	80.1	75.9	77.0
Total Assets, excluding cash, as adjusted (non-GAAP)	$7,334.1	$7,292.3	$7,170.0	$7,282.9	$7,350.1
Debt, Net of Unrestricted Cash*
Unrestricted cash	$(58.6)	$(116.0)	$(202.4)	$(216.2)	$(177.6)
Commercial paper and bank credit facilities	3.8	18.1	7.4	17.9	28.5
Recourse debt	4,187.6	4,251.4	4,171.5	4,304.3	4,298.8
Non-recourse debt	11.5	9.2	6.9	4.7	2.3
Capital lease obligations	5.0	3.6	18.4	16.9	16.6
Total debt, net of unrestricted cash (GAAP)	4,149.3	4,166.3	4,001.8	4,127.6	4,168.6
Off-balance-sheet recourse debt	519.1	493.5	495.5	454.4	449.0
Off-balance-sheet nonrecourse debt	47.4	45.4	—	—	—
Total debt, net of unrestricted cash, as adjusted (non-GAAP)	$4,715.8	$4,705.2	$4,497.3	$4,582.0	$4,617.6
Total Recourse Debt (1)	$4,656.9	$4,650.6	$4,490.4	$4,577.3	$4,615.3
Shareholders’ Equity	$1,285.4	$1,269.0	$1,280.2	$1,305.3	$1,308.5
Recourse Leverage (2)	3.6	3.7	3.5	3.5	3.5
 _________
(1) Includes on- and off-balance-sheet recourse debt; capital lease obligations; commercial paper and bank credit facilities, net of unrestricted cash.
(2) Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets (GAAP) to Total Assets, as adjusted, Excluding Cash (non-GAAP)*
Total Assets	$6,839.5	$6,884.9	$6,894.2	$7,062.0	$7,090.6
Less: cash	(71.9)	(131.5)	(219.7)	(233.5)	(189.5)
Total Assets, excluding cash (GAAP)	6,767.6	6,753.4	6,674.5	6,828.5	6,901.1
Add off-balance-sheet assets:
Rail North America	557.2	530.9	488.7	447.3	443.3
ASC	9.3	8.0	6.8	7.1	5.7
Total off-balance-sheet assets	566.5	538.9	495.5	454.4	449.0
Total Assets, excluding cash, as adjusted (non-GAAP)	$7,334.1	$7,292.3	$7,170.0	$7,282.9	$7,350.1

(*) We disclose total on- and off-balance sheet assets because certain operating assets are accounted for as operating leases and are not recorded on the balance sheet. We include these leased-in assets in our calculation of total assets (as adjusted) because it gives investors a more comprehensive representation of the magnitude of the assets we operate and that drive our financial performance. In addition, this calculation of total assets (as adjusted) provides consistency with other non-financial information we disclose. We also provide information regarding our leverage ratios, which are expressed as a ratio of debt (including off-balance sheet debt) to equity. The off-balance sheet debt amount in this calculation is the equivalent of the off-balance sheet asset amount. Reporting this corresponding off-balance sheet debt amount provides investors and other users of our financial statements with a more comprehensive representation of our debt obligations, leverage, and capital structure.

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	6/30/2015	9/30/2015	12/31/2015	3/31/2016	6/30/2016
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	36.3%	25.6%	20.5%	6.4%	(25.4)%
Average renewal term (months)	54	60	43	34	34
Fleet Rollforward (2)
Beginning balance	106,949	106,984	106,392	106,146	105,422
Cars added	823	620	1,306	811	857
Cars scrapped	(347)	(396)	(441)	(743)	(567)
Cars sold	(441)	(816)	(1,111)	(792)	(344)
Ending balance	106,984	106,392	106,146	105,422	105,368
Utilization	99.3%	99.2%	99.1%	98.9%	98.1%
Average active railcars	106,211	105,896	105,294	104,505	103,824
Boxcar Fleet
Ending balance	18,651	18,567	18,429	18,338	18,209
Utilization	97.3%	96.6%	97.7%	97.1%	97.1%
Rail Europe Statistics
Fleet Rollforward
Beginning balance	22,497	22,483	22,745	22,923	22,859
Cars added	301	412	459	191	323
Cars scrapped/sold	(315)	(150)	(281)	(255)	(94)
Ending balance	22,483	22,745	22,923	22,859	23,088
Utilization	95.5%	95.7%	95.8%	95.1%	94.8%
Average active railcars	21,427	21,630	21,861	21,854	21,747
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	77.5%	77.9%	75.4%	74.8%	75.4%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	(3.8)%	(4.4)%	(6.1)%	(13.8)%	(12.3)%
Year-over-year Change in U.S. Carloadings (chemical) (4)	0.4%	0.5%	0.4%	3.2%	2.4%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	(1.1)%	(5.9)%	(9.7)%	(20.9)%	(21.7)%
Production Backlog at Railcar Manufacturers (5)	135,805	122,591	111,019	95,038	89,155
American Steamship Company Statistics
Total Net Tons Carried (millions)	8.4	10.3	7.0	0.6	8.9
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(1) GATX's Lease Price Index ("LPI") is an internally-generated business indicator that measures lease rate pricing on renewals for our North American railcar fleet, excluding boxcars. The index is calculated using the weighted average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2) Excludes boxcar fleet.
(3) As reported and revised by the Federal Reserve.
(4) As reported by the Association of American Railroads (AAR).
(5) As reported by the Railway Supply Institute (RSI).